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                                                                    EXHIBIT 99.1


[NATIONAL OILWELL LOGO]
NEWS

                                                         Contact: Steve Krablin
                                                                  (713) 960-5506

FOR IMMEDIATE RELEASE


                        NATIONAL-OILWELL, INC. COMPLETES
                    PHOENIX ENERGY PRODUCTS, INC. ACQUISITION

HOUSTON, TX, June 2, 1998 - National-Oilwell, Inc. (NOI/NYSE) today announced the completion of the previously announced acquisition of Phoenix Energy Products, Inc. for approximately $102 million in a short-term note, $14 million in cash and the assumption of approximately $35 million in debt.

Through its Harrisburg/Woolley division, Houston-based Phoenix manufactures and sells multiple product lines that are complementary to those of National-Oilwell, including drilling and completion expendable products and solids control equipment, as well as downhole equipment and a line of drill bits.

Joel Staff, Chairman, President and CEO of National-Oilwell, stated "The addition of Phoenix's valued-added product offering will aid us in further enhancing customer economics and providing a comprehensive suite of products and services."

National-Oilwell is a worldwide leader in the design, manufacture and sale of machinery, equipment and downhole tools used in oil and gas drilling and production, as well as in the distribution to the oil and gas industry of maintenance, repair and operating products.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1997, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.